PROXY CARD                                  OPPENHEIMER GLOBAL GROWTH & INCOME FUND

                       PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 1, 2002

The  undersigned,  revoking prior proxies,  hereby  appoints  Robert Zack,  Brian Wixted and Kathleen Ives, and each of them, as  attorneys-in-fact  and proxies of the undersigned,  with full power of  substitution,  to vote shares held in the name of the undersigned on the record date at the Special  Meeting of  Shareholders of Oppenheimer  Global Growth &
Income Fund (the "Fund") to be held at 6803 South Tucson Way,  Englewood,  Colorado,  80112, on August 1, 2002, at 1:00
P. M.  Mountain  time,  or at any  adjournment  thereof,  upon the  proposals  described  in the Notice of Meeting  and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of  Trustees,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgement as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

        PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.       To elect a Board of Trustees:                                                          FOR         AGAINST    FOR ALL
                                                                                                ALL         ALL         EXCEPT

                                                                                                [   ]       [   ]       [   ]
     [BOARD I]

01  Leon Levy                  02  Donald W. Spiro                03  John V. Murphy
04  Robert G. Galli            05  Phillip A. Griffiths           06  Benjamin Lipstein
07  Elizabeth B. Moynihan      08  Kenneth A. Randall             09  Edward V. Regan
10  Russell S. Reynolds, Jr.   11  Clayton K. Yeutter

     If you do not wish your shares  voted "FOR" a  particular  nominee,  mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.       To approve the elimination or amendment of certain fundamental                         FOR       AGAINST      ABSTAIN
         investment policies of the Fund:
A.       Purchasing Securities on Margin                                                        [   ]      [  ]         [   ] 2.A
B.       Real Estate                                                                            [   ]      [  ]         [   ] 2.B
C.       Purchasing Securities of Issuers in which Officers or Trustees have an Interest        [   ]      [  ]         [   ] 2.C
D.       Investing in a Company for the Purpose of Acquiring Control                            [   ]      [  ]         [   ] 2.D
E.       Investing in Oil, Gas or Other Mineral Exploration or Development Programs             [   ]      [  ]         [   ] 2.E
F.       Industry Concentration                                                                 [   ]      [  ]         [   ] 2.F
G.       Investing in Other Investment Companies                                                [   ]      [  ]         [   ] 2.G
H.       Borrowing                                                                              [   ]      [  ]         [   ] 2.H
I.       Pledging or Mortgaging Assets                                                          [   ]      [  ]         [   ] 2.I
J.       Lending                                                                                [   ]      [  ]         [   ] 2.J

3.       To  Authorize the Trustees to adopt an Amended and Restated Declaration of Trust.      [   ]      [  ]         [   ] 3

4.      To approve an Amended and Restated Class C 12b-1 Distribution and  Service
        Plan and Agreement (Class C shareholders only)                                          [   ]      [  ]         [   ] 4